Exhibit 99.1

Contact: Arena Pharmaceuticals, Inc.	Media Contact: Russo Partners

Jack Lief	David Schull, President
President and CEO	david.schull@russopartnersllc.com
858.717.2310
Cindy McGee
Manager, IR and Corporate Communications	Anthony J. Russo, Ph.D., CEO
858.453.7200, ext. 1479	tony.russo@russopartnersllc.com
212.845.4251

www.arenapharm.com

Arena Pharmaceuticals Announces First Quarter 2010 Financial Results and Recent Developments

San Diego, CA, May 7, 2010 - Arena Pharmaceuticals, Inc. (NASDAQ: ARNA) today reported financial results for the first quarter ended March 31, 2010.

Arena reported a lower net loss in the first quarter of 2010 of $31.3 million, or $0.33 per share, compared to a net loss in the first quarter of 2009 of $50.6 million, or $0.68 per share.

“We believe that lorcaserin represents a significant medical and commercial opportunity based on the drug candidate’s unique combination of safety, efficacy and tolerability in our pivotal trial program,” stated Jack Lief, Arena’s President and Chief Executive Officer. “We look forward to continued interaction with the FDA to complete its review of the lorcaserin NDA. If approved, lorcaserin has the potential to reenergize the weight management pharmacotherapy market and improve the treatment of obesity.”

As expected, research and development expenses declined significantly to $18.3 million in the first quarter of 2010 from $42.6 million in the first quarter of 2009. This decrease is primarily attributable to the completion of our pivotal Phase 3 clinical trials for lorcaserin. Research and development expenses included $0.9 million in non-cash, share-based compensation expense in both of the quarters ended March 31, 2010 and 2009. General and administrative expenses totaled $7.0 million in the first quarter of 2010, compared to $7.6 million in the first quarter of 2009. This decrease in general and administrative expenses is primarily attributable to decreased corporate and patent legal fees. General and administrative expenses in the first quarter of 2010 included $1.0 million in non-cash, share-based compensation expense, compared to $1.1 million in the first quarter of 2009. Interest expense of $7.7 million was recorded in the first quarter of 2010, compared to $1.7 million in the first quarter of 2009. This increase is primarily attributable to interest expense, most of which is non-cash, related to the loan Arena received in July 2009.

At March 31, 2010, cash, cash equivalents and short-term investments totaled $107.6 million and approximately 101.2 million shares of common stock were outstanding.

Arena’s Recent Developments

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The US Food and Drug Administration, or FDA, accepted Arena’s New Drug Application, or NDA, for lorcaserin and assigned a Prescription Drug User Fee Act, or PDUFA, date of October 22, 2010, for review of the application. The NDA is based on a data package from lorcaserin’s development program that includes 18 clinical trials totaling 8,576 patients. The pivotal Phase 3 clinical trials, BLOOM and BLOSSOM, evaluated nearly 7,200 patients treated for up to two years. In both trials, lorcaserin produced highly statistically significant weight loss with excellent safety and tolerability.

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Initiated a Phase 1 clinical trial of APD916, a novel oral drug candidate discovered by Arena that targets the histamine H3 receptor for the treatment of narcolepsy and cataplexy. This randomized, double-blind and placebo-controlled Phase 1 trial will evaluate the safety, tolerability and pharmacokinetics of single-ascending doses of APD916.

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Received aggregate net proceeds of $24.2 million from the sale of approximately 8.3 million shares of common stock under an equity financing commitment with Azimuth Opportunity Ltd, which terminated in connection with this financing.

Scheduled Earnings Call

Arena will host both a conference call and webcast to discuss the first quarter 2010 financial results and to provide a business and financial update today, Friday, May 7, 2010, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time). Jack Lief, President and Chief Executive Officer, and Robert E. Hoffman, Vice President, Finance and Chief Financial Officer, will host the conference call.

The conference call may be accessed by dialing 877.303.6132 for domestic callers and 678.809.1062 for international callers. Please specify to the operator that you would like to join the “Arena Pharmaceuticals’ First Quarter 2010 Financial Results Call.” The conference call will be webcast live under the investor relations section of Arena’s website at www.arenapharm.com, and will be archived there for 30 days following the call. Please connect to Arena’s website several minutes prior to the start of the broadcast to ensure adequate time for any software download that may be necessary.

Upcoming Corporate Presentations

Arena is planning to present at upcoming investment and industry conferences, including:

•	The Ninth Annual JMP Securities Research Conference, May 10-12, 2010, San Francisco, California

•	Rodman & Renshaw Annual Global Investment Conference, May 16-18, 2010, London, England

•	Jefferies 2010 Global Life Sciences Conference, June 8-11, 2010, New York, New York

•	9th Annual Needham Healthcare Conference, June 9-10, 2010, New York, New York

•	Fifth Annual Piper Jaffray Europe Conference, June 22-23, 2010, London, England

•	BMO Capital Markets 10th Annual Focus on Healthcare Conference, August 5, 2010, New York, New York

About Arena Pharmaceuticals

Arena is a clinical-stage biopharmaceutical company focused on discovering, developing and commercializing oral drugs that target G protein-coupled receptors, an important class of validated drug targets, in four major therapeutic areas: cardiovascular, central nervous system, inflammatory and metabolic diseases. Arena’s most advanced drug candidate, lorcaserin, is intended for weight management, including weight loss and maintenance of weight loss, and has completed a pivotal Phase 3 clinical trial program. Arena has filed an NDA for lorcaserin, and the FDA has assigned a PDUFA date of October 22, 2010 for review of the application.

Arena Pharmaceuticals® and Arena® are registered service marks of the company. “APD” is an abbreviation for Arena Pharmaceuticals Development.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about the advancement, therapeutic indication and use, safety, efficacy, tolerability and regulatory review and approval of lorcaserin; interactions with the FDA and the completion of the FDA’s review of the lorcaserin NDA; lorcaserin’s commercial and other potential, including with regard to the weight management pharmacotherapy market and the treatment of obesity; the development, therapeutic indication and use, safety, efficacy, and tolerability of APD916; the protocol, design, scope and other aspects of the Phase 1 program for APD916; and Arena’s goals, strategy, research and development programs, and ability to develop compounds and commercialize drugs. For such statements, Arena claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Arena’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, regulatory authorities may not find data from Arena’s clinical trials and other studies sufficient for regulatory approval; the timing and ability of Arena to receive regulatory approval for its drug candidates; the timing, success and cost of Arena’s lorcaserin program and other of its research and development programs; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; clinical trials and other studies may not proceed at the time or in the manner Arena or others expect or at all; Arena’s ability to enter into agreements to develop or commercialize its compounds or programs; Arena’s ability to commercialize lorcaserin with a pharmaceutical company or independently; Arena’s ability to obtain adequate funds; Arena’s ability to obtain and defend its patents; and the timing and receipt of payments and fees, if any, from Arena’s collaborators. Additional factors that could cause actual results to differ materially from those stated or implied by Arena’s forward-looking statements are disclosed in Arena’s filings with the Securities and Exchange Commission. These forward-looking statements represent Arena’s judgment as of the time of this release. Arena disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Arena Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three months ended March 31,
	2010	2009
	(unaudited)
Revenues
Manufacturing services	$1,975	$1,418
Collaborative agreements	538	1,240

Total revenues	2,513	2,658

Operating Expenses
Cost of manufacturing services	1,865	1,354
Research and development	18,314	42,620
General and administrative	7,014	7,642
Amortization of acquired technology and other intangibles	537	566

Total operating expenses	27,730	52,182

Interest and Other Income (Expense)
Interest income	139	170
Interest expense	(7,650)	(1,717)
Gain from valuation of derivative liabilities	1,419	365
Other	39	92

Total interest and other expense, net	(6,053)	(1,090)

Net loss	$(31,270)	$(50,614)

Net loss per share, basic and diluted	$(0.33)	$(0.68)

Shares used in calculating net loss per share, basic and diluted	94,955	74,189

Arena Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheet Data

(In thousands)

	March 31, 2010	December 31, 2009
	(unaudited)	*
Assets
Cash, cash equivalents & short-term investments	$107,615	$115,449
Accounts receivable	1,960	1,415
Other current assets	4,489	4,409
Land, property & equipment, net	94,451	95,445
Acquired technology & other non-current assets	18,754	19,560

Total assets	$227,269	$236,278

Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$10,609	$15,884
Total deferred revenues	4,049	4,086
Total derivative liabilities	5,223	6,642
Total note payable to Siegfried	8,956	9,143
Note payable to Deerfield**	51,828	47,906
Total lease financing obligations & other long-term liabilities	77,869	78,050
Total stockholders’ equity	68,735	74,567

Total liabilities & stockholders’ equity	$227,269	$236,278

*	The Condensed Consolidated Balance Sheet Data has been derived from the audited financial statements as of that date.
**	The outstanding principal balance of the note payable to Deerfield at March 31, 2010 and December 31, 2009 was $90.0 million.

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